RENAISSANCERE HOLDINGS LTD.
BOARD COMPENSATION SUMMARY
AS OF AND WITH EFFECT FROM FEBRUARY 21, 2006

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                                2006 ANNUAL      2006 MEETING FEE      2006 RESTRICTED
DIRECTOR NAME                 RETAINER ($)(2)    (PER MEETING)(3)     STOCK GRANT ($)(4)
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Mr. W. James MacGinnitie              180,000                9,000               300,000
Non-Executive Chairman(1)
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-----------------------------------------------------------------------------------------      AUTHORIZED:
Mr. Thomas A. Cooper                   60,000                3,000               100,000
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Mr. Edmund B. Greene                   60,000                3,000               100,000       /s/ William F. Hecht
-----------------------------------------------------------------------------------------      ---------------------------------
Mr. Brian R. Hall                      60,000                3,000               100,000       WILLIAM F. HECHT
-----------------------------------------------------------------------------------------      CHAIRMAN, COMPENSATION COMMITTEE
Ms. Jean D. Hamilton                   60,000                3,000               100,000
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Mr. William F. Hecht                   60,000                3,000               100,000
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Mr. Scott E. Pardee                    60,000                3,000               100,000
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Mr. Nicholas L. Trivisonno             60,000                3,000               100,000
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Expenses: Reimbursement of all expenses incurred in connection with service on the Board, including expenses relating to attending training relating to Board duties, industry education, and related matters. Educational expenses of less than $2,500 may be incurred without prior approval; larger expenses should be approved by the Chairman before being incurred.

Use of Corporate Plane: Personal use of the corporate plane is generally not permitted. Space permitting, directors may bring spouses along on business trips, principally trips to Bermuda. Since there is no marginal cost to the
Company, no fee is charged, although the IRS rules require an income imputation for such use.

NOTES
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(1) The Non-Executive Chairman receives three (3) times the compensation of a regular (non-chairman) non-employee member of the Board.

(2) Cash payment made at first Board meeting of the year.

(3) Cash fee for each Board meeting attended, including "standalone" committee meetings held not in conjunction with a meeting of the full Board (provided, that no more than one meeting fee shall be accrued in respect of any one scheduled engagement of such committee or committees). There are no other committee meeting fees.

(4) A grant of shares of restricted stock valued in the amounts shown, vesting in each case ratably over a three year period. Value of restricted stock will be closing stock price, computed pursuant to the Company's usual methodology (i.e.
with reference to closing market prices, without regard to discount for illiquidity/forfeiture risk).